Exhibit 1.01

Conflict Minerals Report of Texas Instruments Incorporated

for the Year Ended December 31, 2021

This Conflict Minerals Report should be read in conjunction with the definitions contained in the U.S. Securities and Exchange Commission (“SEC”) instructions to Form SD and related rules. This Conflict Minerals Report and our conflict minerals policy are available on our web site at ti.com/annualccr. We are not incorporating by reference the contents of our web site into this Conflict Minerals Report. “Conflict minerals” refers to four specific metals regardless of their country of origin or whether they are financing or benefiting armed conflict: tantalum, tin, tungsten and gold.

I.	Design of Due Diligence

We have management systems and due diligence procedures (our “CM Process”) as a basis for supply-chain management and disclosure compliance relating to the conflict minerals necessary to the functionality or production of products manufactured by TI, or contracted by TI to be manufactured, and required to be reported for 2021 (collectively, “CMs”). We designed the CM Process with the intent to conform in all material respects with the five-step framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition):

Step 1: Establish strong company management systems

Step 2: Identify and assess risks in the supply chain

Step 3: Design and implement a strategy to respond to identified risks

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

Step 5: Report annually on supply chain due diligence

II.	Reliance on Third-Party Data

Our ability to determine the origin and chain of custody of CMs, and whether they directly or indirectly finance or benefit armed groups in the Democratic Republic of the Congo or any adjoining country (each a “Covered Country”) in any manner (the “Conflict Status”), is limited. Our supply chain for CMs is complex. In many cases, we are multiple steps removed from the smelter or refiner (“Smelter”), and we depend on information from our direct suppliers of materials that contain CMs and third-party manufacturers of our products that contain CMs (collectively, “Suppliers”) that themselves have incomplete information about the origin of the CMs incorporated in the products they supply to us.

To gain insight into the country of origin, chain of custody and Conflict Status of the CMs in our supply chain, we relied primarily on the findings of the Responsible Minerals Assurance Process (“RMAP”). The RMAP is a voluntary program in which an independent third party evaluates Smelters’ management systems and procurement practices and determines whether the Smelter has demonstrated that all the materials it processed originated from conflict-free sources. The RMAP is overseen by the Responsible Minerals Initiative (“RMI”), which was established by members of the Responsible Business Alliance (“RBA”) and the Global e-Sustainability Initiative. TI is a member of the RBA and RMI.

III.	Due Diligence Measures Taken

The measures we took to exercise due diligence on the source and chain of custody of our CMs are as follows:

Step 1: Establish strong company management systems

•	Design and implement a conflict minerals policy;

•

Develop an organizational structure and processes intended to ensure that Suppliers are made aware of TI’s policy on CMs and that information received by TI that is relevant to supply-chain due diligence reaches TI employees who have knowledge of the SEC disclosure requirements;

•

Implement a process, which uses a reporting tool developed by the RMI and data gathered through the RMAP (as further described below), to achieve control and transparency over our CM supply chain and identify the risk that our products may contain CMs directly or indirectly financing or benefiting armed groups in any Covered Country;

•	Implement a mechanism for Suppliers and others to communicate to TI their concerns with respect to our CM Process; and

•	Rely on the RMAP to validate supply chain due diligence.

Step 2: Identify and assess risks in the supply chain

•	Communicate our CM policy to Suppliers;

•

Direct Suppliers to provide information concerning Smelters in their supply chains by completing and sending to us the Conflict Minerals Reporting Template (a tool developed by the RMI that provides a common means for suppliers to provide their customers with information on the source of conflict minerals);

•

Analyze Suppliers’ Conflict Minerals Reporting Template responses for completeness and internal consistency, and follow up with Suppliers in an effort to obtain more information and ensure accuracy of information;

•	Compare the information received from Suppliers with the data made available by the RMAP concerning the country of origin and Conflict Status of CMs processed or refined by Smelters; and

•

Review other source materials for Smelters that are not compliant with the RMI if we were unable to determine, on the basis of the information provided by Suppliers and RMAP data, (i) the facility and country of origin of the CMs supplied to us, (ii) the Conflict Status of the CMs and (iii) whether the CMs were from recycled or scrap sources.

Step 3: Design and implement a strategy to respond to identified risks

•	Adopt a risk management plan in response to identified risks while continuing to do business with Supplier or suspending/terminating dealings with Supplier; and

•	Communicate the risk management plan to senior management.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	Use information provided by independent third party audit programs, including the RMI, to confirm the existence and verify the OECD-conformance status of Smelters identified during due diligence.

Step 5: Report annually on the supply chain due diligence

•

Annually submit a Conflict Minerals Disclosure and Report to the SEC, which reports the results of TI’s due diligence. This Conflict Minerals Report has been filed with the SEC and is available on our website at ti.com/annualccr.

IV.	Our Findings

We have determined that 99.6% of the 230 Smelters in the supply chain for our integrated circuits (“ICs”) 1 were conflict-free. Our determination is based on the finding that 99.6% of the Smelters identified to us by our Suppliers as being potentially in the supply chain for ICs in 2021 supplied CMs exclusively from conflict-free sources. The remaining 0.4% of the Smelters identified for 2021 have been designated as “Active”. 2 “Active” means a Smelter has committed to undergo an RMAP assessment to determine conformance with RMI standards, completed the relevant documents, and scheduled the on-site assessment. An Active Smelter may be in the pre-assessment, assessment, or corrective-action phase. ICs accounted for approximately 92% of TI revenue in 2021.

Of the 243 Smelters identified for 2021 in our overall supply chain (including ICs as well as other products manufactured by or for TI), we have determined that the CMs potentially supplied to us by 96% of the Smelters were conflict-free. The remaining 4% of the Smelters identified for 2021 have been designated as Active.3 In no instance did we find CMs in our supply chain to be from a source that, to our knowledge, was directly or indirectly financing or benefiting armed conflict in a Covered Country.

In 2021, we continued our due diligence efforts with regard to Smelters that are not compliant with the RMI. While we primarily relied on information from our first-tier suppliers, in some cases we contacted second-tier suppliers for more complete information. That information, combined with information available through the RMI, provided us with greater insight into the Conflict Status of CMs identified as potentially in our supply chain.

[1]

“Integrated circuits” refers to finished semiconductor products that contain chips manufactured by or for TI and packaging subcomponents such as mold compounds, bond wires and lead frames. It excludes DLP® products, semiconductor modules and all other products manufactured by or for TI.

[2]

Of the 230 Smelters potentially in our IC supply chain for 2021, 229 were certified by the RMI as processing Conflict Minerals from conflict-free sources. The remaining Smelter, Tin Smelting Branch of Yunnan Tin Co., Ltd., was designated as Active in 2021, but was subsequently certified by the RMI as conflict-free on March 18, 2022.

[3]

Another Smelter in our overall supply chain designated as Active in this Conflict Minerals Report for 2021, Estanho de Rondonia S.A., Brazil, was certified by the RMI as conflict-free on March 11, 2022.

We do not have complete information about the CMs in our entire supply chain. For 2021, approximately 75% of Suppliers identified Smelters in their supply chains on a company-wide, division or product-line basis, without specifying which Smelters were relevant to products they supplied to TI. (Accordingly, we refer in this Conflict Minerals Report to Smelters as being “potentially” in our supply chain and as CMs “potentially” supplied to TI.) Industry efforts to collect and verify CM origin information remain an inherent limitation. For Smelters that are designated as Active, their status is currently undeterminable because the RMAP assessments are not complete or have not yet been dispositioned by the RMI due to operational impacts from COVID-19. The results of our due diligence reflect these limitations. The Smelters identified by our Suppliers as potentially in our supply chain are listed in Appendix A hereto. Our efforts to determine the mine or location of origin of the CMs consisted of the due diligence measures described above.

V.	Product Scope

In 2021, our products were divided into two reportable segments as described in our annual report on Form 10-K for the year ended December 31, 2021: Analog (consisting of Power and Signal Chain product lines) and Embedded Processing (including microcontrollers, digital signal processors, and applications processors). We report the results of our remaining business activities in Other. Other includes operating segments that do not meet the quantitative thresholds for individually reportable segments and cannot be aggregated with other operating segments (Other includes DLP® products, calculators, and certain custom semiconductors known as application-specific integrated circuits). For further information about our products, please see the description of our products in Item 1 of the Form 10-K, which description is incorporated herein by reference.

VI.	Risk-Mitigation Efforts

Since the period covered by this Conflict Minerals Report, we have taken, or will take, the following steps to mitigate the risk that our CMs directly or indirectly finance or benefit armed groups in the Covered Countries:

•	redistribute copies of our CM policy to Suppliers;

•	emphasize to Suppliers our expectation that they respond fully and promptly to our information requests;

•	instruct Suppliers to advise us if they determine that any person or entity in their supply chain is directly or indirectly financing or benefiting armed groups in the Covered Countries;

•	encourage Suppliers to direct all Smelters in their supply chains to participate in the RMAP or a similar third-party audit program; and

•	contact various Smelters directly for information if their operating status changed, their RMI status changed, or they have refused to participate in an RMI audit.

VII.	Independent Private Sector Audit

We obtained an independent private sector audit of this Conflict Minerals Report. The report by Crowe LLP is set forth as Appendix B to this Conflict Minerals Report.

[Intentionally blank]

Appendix A

Included in this Appendix A are Smelters that were identified to us by our Suppliers as potentially in our supply chain for 2021. As explained in this Conflict Minerals Report, the presence of a Smelter on the lists in this Appendix A does not mean that TI products necessarily contained CMs processed by that Smelter.

Table 1	Total RMAP compliant Smelters: 233	Tungsten Smelters	40
		Tin Smelters	52
		Tantalum Smelters	35
		Gold Smelters	106
Table 2	Total Active Smelters: 10	Tungsten Smelters	1
		Tin Smelters	8
		Tantalum Smelters	0
		Gold Smelters	1

1.	Table 1:

Listed below are the 233 Smelters identified to us by our Suppliers as potentially in our supply chain for 2021 that the RMAP has reported as compliant with its RMI standards. On that basis, we have determined that the CMs supplied by these Smelters were conflict-free. The location information is as reported by the RMAP as of February 1, 2022.

*Smelters that potentially supply the CMs for our ICs.

	Smelter	Metal	Country Location
1.	A.L.M.T. Corp.*	Tungsten	JAPAN
2.	ACL Metais Eireli*	Tungsten	BRAZIL
3.	Asia Tungsten Products Vietnam Ltd.*	Tungsten	VIETNAM
4.	Chenzhou Diamond Tungsten Products Co., Ltd.*	Tungsten	CHINA
5.	China Molybdenum Tungsten Co., Ltd.*	Tungsten	CHINA
6.	Chongyi Zhangyuan Tungsten Co., Ltd.*	Tungsten	CHINA
7.	Cronimet Brasil Ltda	Tungsten	BRAZIL
8.	Fujian Ganmin RareMetal Co., Ltd.*	Tungsten	CHINA
9.	Ganzhou Haichuang Tungsten Co., Ltd.*	Tungsten	CHINA
10.	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Tungsten	CHINA
11.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	Tungsten	CHINA
12.	Ganzhou Seadragon W & Mo Co., Ltd.*	Tungsten	CHINA
13.	Global Tungsten & Powders Corp.*	Tungsten	UNITED STATES
14.	Guangdong Xianglu Tungsten Co., Ltd.*	Tungsten	CHINA
15.	H.C. Starck Tungsten GmbH*	Tungsten	GERMANY
16.	Hunan Chenzhou Mining Co., Ltd.*	Tungsten	CHINA
17.	Hunan Chunchang Nonferrous Metals Co., Ltd.*	Tungsten	CHINA
18.	Hydrometallurg, JSC*	Tungsten	RUSSIAN FEDERATION
19.	Japan New Metals Co., Ltd.*	Tungsten	JAPAN
20.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Tungsten	CHINA
21.	Jiangxi Gan Bei Tungsten Co., Ltd.*	Tungsten	CHINA
22.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	Tungsten	CHINA
23.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	Tungsten	CHINA
24.	Jiangxi Yaosheng Tungsten Co., Ltd.*	Tungsten	CHINA
25.	JSC “Kirovgrad Hard Alloys Plant	Tungsten	RUSSIAN FEDERATION
26.	Kennametal Fallon*	Tungsten	UNITED STATES
27.	Kennametal Huntsville*	Tungsten	UNITED STATES

28.	KGETS Co., Ltd.*	Tungsten	KOREA (REPUBLIC OF)
29.	Lianyou Metals Co., Ltd.*	Tungsten	TAIWAN
30.	Malipo Haiyu Tungsten Co., Ltd.*	Tungsten	CHINA
31.	Masan High-Tech Materials*	Tungsten	VIETNAM
32.	Moliren Ltd.*	Tungsten	RUSSIAN FEDERATION
33.	Niagara Refining LLC*	Tungsten	UNITED STATES
34.	Philippine Chuangxin Industrial Co., Inc.*	Tungsten	PHILIPPINES
35.	TANIOBIS Smelting GmbH & Co. KG*	Tungsten	GERMANY
36.	Unecha Refractory metals plant*	Tungsten	RUSSIAN FEDERATION
37.	Wolfram Bergbau und Hütten AG*	Tungsten	AUSTRIA
38.	Xiamen Tungsten (H.C.) Co., Ltd.*	Tungsten	CHINA
39.	Xiamen Tungsten Co., Ltd.*	Tungsten	CHINA
40.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	Tungsten	CHINA
41.	Alpha*	Tin	UNITED STATES
42.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	Tin	CHINA
43.	Chifeng Dajingzi Tin Industry Co., Ltd.*	Tin	CHINA
44.	China Tin Group Co., Ltd.*	Tin	CHINA
45.	Dowa*	Tin	JAPAN
46.	EM Vinto*	Tin	BOLIVIA
47.	Fenix Metals*	Tin	POLAND
48.	Gejiu Kai Meng Industry and Trade LLC*	Tin	CHINA
49.	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	Tin	CHINA
50.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. *	Tin	CHINA
51.	Gejiu Zili Mining and Metallurgy Co., Ltd.*	Tin	CHINA
52.	Guangdong Hanhe Non-Ferrous Metal Co., Ltd*	Tin	CHINA
53.	HuiChang Hill Tin Industry Co., Ltd.*	Tin	CHINA
54.	Jiangxi New Nasan Technology Ltd.*	Tin	CHINA
55.	Luna Smelter, Ltd.*	Tin	RWANDA
56.	Ma’anshan Weitai Tin Co., Ltd.*	Tin	CHINA
57.	Magnu’s Minerais Metais e Ligas Ltda.*	Tin	BRAZIL
58.	Malaysia Smelting Corporation (MSC)*	Tin	MALAYSIA
59.	Melt Metais e Ligas S.A.*	Tin	BRAZIL
60.	Metallic Resources, Inc.*	Tin	UNITED STATES
61.	Metallo Belgium N.V.*	Tin	BELGIUM
62.	Metallo Spain S.L.U.*	Tin	SPAIN
63.	Mineração Taboca S.A.*	Tin	BRAZIL
64.	Minsur*	Tin	PERU
65.	Mitsubishi Materials Corporation*	Tin	JAPAN
66.	O.M. Manufacturing Philippines, Inc.*	Tin	PHILIPPINES
67.	O.M. Manufacturing (Thailand) Co., Ltd.*	Tin	THAILAND
68.	Operaciones Metalurgical S.A.*	Tin	BOLIVIA
69.	PT Artha Cipta Langgeng*	Tin	INDONESIA
70.	PT ATD Makmur Mandiri Jaya*	Tin	INDONESIA
71.	PT Babel Inti Perkasa*	Tin	INDONESIA

72.	PT Babel Surya Alam Lestari*	Tin	INDONESIA
73.	PT Bangka Serumpun*	Tin	INDONESIA
74.	PT Menara Cipta Mulia*	Tin	INDONESIA
75.	PT Mitra Stania Prima*	Tin	INDONESIA
76.	PT Prima Timah Utama*	Tin	INDONESIA
77.	PT Rajawali Rimba Perkasa*	Tin	INDONESIA
78.	PT Refined Bangka Tin*	Tin	INDONESIA
79.	PT Sariwiguna Bina Sentosa	Tin	INDONESIA
80.	PT Stanindo Inti Perkasa*	Tin	INDONESIA
81.	PT Timah Tbk Kundur*	Tin	INDONESIA
82.	PT Timah Tbk Mentok*	Tin	INDONESIA
83.	PT Tinindo Inter Nusa*	Tin	INDONESIA
84.	Resind Indústria e Comércio Ltda.*	Tin	BRAZIL
85.	Rui Da Hung*	Tin	TAIWAN
86.	Soft Metais Ltda.*	Tin	BRAZIL
87.	Thai Nguyen Mining and Metallurgy Co., Ltd*	Tin	VIETNAM
88.	Thaisarco*	Tin	THAILAND
89.	Tin Technology & Refining*	Tin	UNITED STATES
90.	White Solder Metalurgia e Mineração Ltda.*	Tin	BRAZIL
91.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Tin	CHINA
92.	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	Tin	CHINA
93.	AMG Brazil*	Tantalum	BRAZIL
94.	Changsha South Tantalum Niobium Co., Ltd.*	Tantalum	CHINA
95.	D Block Metals, LLC*	Tantalum	UNITED STATES
96.	Exotech Inc.*	Tantalum	UNITED STATES
97.	F&X Electro-Materials Ltd.*	Tantalum	CHINA
98.	FIR Metals & Resource Ltd. *	Tantalum	CHINA
99.	Global Advanced Metals Aizu*	Tantalum	JAPAN
100.	Global Advanced Metals Boyertown*	Tantalum	UNITED STATES
101.	H.C. Starck Hermsdorf GmbH*	Tantalum	GERMANY
102.	H.C. Starck Inc.*	Tantalum	UNITED STATES
103.	Hengyang King Xing Lifeng New Materials Co., Ltd.*	Tantalum	CHINA
104.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
105.	Jiangxi Tuohong New Raw Material*	Tantalum	CHINA
106.	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	Tantalum	CHINA
107.	Jiujiang Tanbre Co., Ltd.*	Tantalum	CHINA
108.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	Tantalum	CHINA
109.	KEMET de Mexico*	Tantalum	MEXICO
110.	Metallurgical Products India Pvt., Ltd. *	Tantalum	INDIA
111.	Mineração Taboca S.A.*	Tantalum	BRAZIL
112.	Mitsui Mining and Smelting Co., Ltd.*	Tantalum	JAPAN
113.	Ningxia Orient Tantalum Industry Co., Ltd.*	Tantalum	CHINA
114.	NPM Silmet AS*	Tantalum	ESTONIA
115.	QuantumClean*	Tantalum	UNITED STATES
116.	Resind Indústria e Comércio Ltda.*	Tantalum	BRAZIL

117.	Solikamsk Magnesium Works OAO*	Tantalum	RUSSIAN FEDERATION
118.	Taki Chemical Co., Ltd.*	Tantalum	JAPAN
119.	TANIOBIS Co., Ltd.*	Tantalum	THAILAND
120.	TANIOBIS GmbH*	Tantalum	GERMANY
121.	TANIOBIS Japan Co., Ltd.*	Tantalum	JAPAN
122.	TANIOBIS Smelting GmbH & Co. KG*	Tantalum	GERMANY
123.	Telex Metals*	Tantalum	UNITED STATES
124.	Ulba Metallurgical Plant JSC*	Tantalum	KAZAKHSTAN
125.	XIMEI RESOURCES (GUANGDONG) LIMITED*	Tantalum	CHINA
126.	XinXing HaoRong Electronic Material Co., Ltd.*	Tantalum	CHINA
127.	Yanling Jincheng Tantalum * Niobium Co., Ltd. *	Tantalum	CHINA
128.	8853 S.p.A. *	Gold	ITALY
129.	Advanced Chemical Company*	Gold	UNITED STATES
130.	Aida Chemical Industries Co., Ltd.*	Gold	JAPAN
131.	Al Etihad Gold Refinery DMCC*	Gold	UNITED ARAB EMIRATES
132.	Allgemeine Gold-und Silberscheideanstalt A.G.*	Gold	GERMANY
133.	Almalyk Mining and Metallurgical Complex (AMMC)*	Gold	UZBEKISTAN
134.	AngloGold Ashanti Córrego do Sítio Mineração*	Gold	BRAZIL
135.	Argor-Heraeus S.A.*	Gold	SWITZERLAND
136.	Asahi Pretec Corp.*	Gold	JAPAN
137.	Asahi Refining Canada Ltd.*	Gold	CANADA
138.	Asahi Refining USA Inc.*	Gold	UNITED STATES
139.	Asaka Riken Co., Ltd.*	Gold	JAPAN
140.	Aurubis AG*	Gold	GERMANY
141.	Bangalore Refinery*	Gold	INDIA
142.	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Gold	PHILIPPINES
143.	Boliden AB*	Gold	SWEDEN
144.	C. Hafner GmbH + Co. KG*	Gold	GERMANY
145.	CCR Refinery - Glencore Canada Corporation*	Gold	CANADA
146.	Cendres + Metaux S.A. *	Gold	SWITZERLAND
147.	Chimet S.p.A.*	Gold	ITALY
148.	Chugai Mining*	Gold	JAPAN
149.	DODUCO Contacts and Refining GmbH*	Gold	GERMANY
150.	Dowa*	Gold	JAPAN
151.	DSC (Do Sung Corporation)*	Gold	KOREA (REPUBLIC OF)
152.	Eco-System Recycling Co., Ltd. East Plant*	Gold	JAPAN
153.	Eco-System Recycling Co., Ltd. North Plant*	Gold	JAPAN
154.	Eco-System Recycling Co., Ltd. West Plant*	Gold	JAPAN
155.	Emirates Gold DMCC*	Gold	UNITED ARAB EMIRATES
156.	Geib Refining Corporation*	Gold	UNITED STATES
157.	Gold Refinery of Zijin Mining Group Co., Ltd.*	Gold	CHINA
158.	Heimerle + Meule GmbH*	Gold	GERMANY
159.	Heraeus Germany GmbH Co. KG*	Gold	GERMANY
160.	Heraeus Metals Hong Kong Ltd.*	Gold	CHINA
161.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	Gold	CHINA
162.	Ishifuku Metal Industry Co., Ltd.*	Gold	JAPAN

163.	Istanbul Gold Refinery*	Gold	TURKEY
164.	Italpreziosi*	Gold	ITALY
165.	Japan Mint*	Gold	JAPAN
166.	Jiangxi Copper Co., Ltd.*	Gold	CHINA
167.	JSC Novosibirsk Refinery*	Gold	RUSSIAN FEDERATION
168.	JSC Uralelectromed*	Gold	RUSSIAN FEDERATION
169.	JX Nippon Mining & Metals Co., Ltd.*	Gold	JAPAN
170.	Kazzinc*	Gold	KAZAKHSTAN
171.	Kennecott Utah Copper LLC*	Gold	UNITED STATES
172.	KGHM Polska Miedz Spolka Akcyjna*	Gold	POLAND
173.	Kojima Chemicals Co., Ltd.*	Gold	JAPAN
174.	Korea Zinc Co., Ltd.*	Gold	KOREA (REPUBLIC OF)
175.	L’Orfebre S.A.*	Gold	ANDORRA
176.	LS-NIKKO Copper Inc.*	Gold	KOREA (REPUBLIC OF)
177.	LT Metal Ltd.*	Gold	KOREA (REPUBLIC OF)
178.	Marsam Metals *	Gold	BRAZIL
179.	Materion*	Gold	UNITED STATES
180.	Matsuda Sangyo Co., Ltd.*	Gold	JAPAN
181.	Metal Concentrators SA (Pty) Ltd.	Gold	SOUTH AFRICA
182.	Metalor Technologies (Hong Kong) Ltd.*	Gold	CHINA
183.	Metalor Technologies (Singapore) Pte., Ltd.*	Gold	SINGAPORE
184.	Metalor Technologies (Suzhou) Ltd.*	Gold	CHINA
185.	Metalor Technologies S.A.*	Gold	SWITZERLAND
186.	Metalor USA Refining Corporation*	Gold	UNITED STATES
187.	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Gold	MEXICO
188.	Mitsubishi Materials Corporation*	Gold	JAPAN
189.	Mitsui Mining and Smelting Co., Ltd.*	Gold	JAPAN
190.	MMTC-PAMP India Pvt., Ltd.*	Gold	INDIA
191.	Moscow Special Alloys Processing Plant*	Gold	RUSSIAN FEDERATION
192.	Nadir Metal Rafineri San. Ve Tic. A.*	Gold	TURKEY
193.	Navoi Mining and Metallurgical Combinat*	Gold	UZBEKISTAN
194.	Nihon Material Co., Ltd.*	Gold	JAPAN
195.	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH*	Gold	AUSTRIA
196.	Ohura Precious Metal Industry Co., Ltd.*	Gold	JAPAN
197.	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Gold	RUSSIAN FEDERATION
198.	PAMP S.A.*	Gold	SWITZERLAND
199.	Planta Recuperadora de Metales SpA*	Gold	CHILE
200.	Prioksky Plant of Non-Ferrous Metals*	Gold	RUSSIAN FEDERATION
201.	PT Aneka Tambang (Persero) Tbk*	Gold	INDONESIA
202.	PX Précinox S.A.*	Gold	SWITZERLAND
203.	Rand Refinery (Pty) Ltd.*	Gold	SOUTH AFRICA
204.	REMONDIS PMR B.V.*	Gold	NETHERLANDS
205.	Royal Canadian Mint*	Gold	CANADA
206.	SAAMP*	Gold	FRANCE
207.	Safimet S.p.A.*	Gold	ITALY

208.	SAFINA A.S.*	Gold	CZECHIA
209.	Samduck Precious Metals*	Gold	KOREA (REPUBLIC OF)
210.	SAXONIA Edelmetalle GmbH*	Gold	GERMANY
211.	SEMPSA Joyería Platería S.A.*	Gold	SPAIN
212.	Shandong Gold Smelting Co., Ltd.*	Gold	CHINA
213.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	Gold	CHINA
214.	Sichuan Tianze Precious Metals Co., Ltd.*	Gold	CHINA
215.	Singway Technology Co., Ltd.*	Gold	TAIWAN
216.	SOE Shyolkovsky Factory of Secondary Precious Metals*	Gold	RUSSIAN FEDERATION
217.	Solar Applied Materials Technology Corp.*	Gold	TAIWAN
218.	Sumitomo Metal Mining Co., Ltd.*	Gold	JAPAN
219.	SungEel HiMetal Co., Ltd.*	Gold	KOREA, REPUBLIC OF
220.	T.C.A S.p.A*	Gold	ITALY
221.	Tanaka Kikinzoku Kogyo K.K.*	Gold	JAPAN
222.	Tokuriki Honten Co., Ltd.*	Gold	JAPAN
223.	TOO Tau-Ken-Altyn*	Gold	KAZAKHSTAN
224.	Torecom*	Gold	KOREA (REPUBLIC OF)
225.	Umicore Precious Metals Thailand*	Gold	THAILAND
226.	Umicore S.A. Business Unit Precious Metals Refining*	Gold	BELGIUM
227.	United Precious Metal Refining, Inc.*	Gold	UNITED STATES
228.	Valcambi S.A.*	Gold	SWITZERLAND
229.	Western Australian Mint trading as The Perth Mint*	Gold	AUSTRALIA
230.	WIELAND Edelmetalle GmbH*	Gold	GERMANY
231.	Yamakin Co., Ltd.*	Gold	JAPAN
232.	Yokohama Metal Co., Ltd.*	Gold	JAPAN
233.	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	Gold	CHINA

2.	Table 2:

Listed below are the 10 Smelters identified to us by our Suppliers as potentially in our supply chain for 2021 that have processed CMs of undeterminable origin. These Smelters have all been designated as Active. The location information and Active status are as reported by the RMAP as of February 1, 2022.

*Smelters that potentially supply the CMs for our ICs.

No.	Smelter	Metal	Country	Active
1.	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	BRAZIL	√
2.	CV Venus Inti Perkasa	Tin	INDONESIA	√
3.	Estanho de Rondonia S.A.	Tin	BRAZIL	√
4.	PT Bukit Timah	Tin	INDONESIA	√
5.	PT Mitra Sukses Globalindo	Tin	INDONESIA	√
6.	PT Sukses Inti Makmur	Tin	INDONESIA	√
7.	PT Timah Nusantara	Tin	INDONESIA	√
8.	Super Ligas	Tin	BRAZIL	√
9.	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	Tin	CHINA	√
10.	C.I Metales Procesados Industriales SAS	Gold	COLOMBIA	√

Appendix B

Independent Private Sector Auditor Report

Crowe LLP
Independent Member Crowe Global

INDEPENDENT ACCOUNTANT’S REPORT ON CONFLICT MINERALS

The Board of Directors

Texas Instruments Incorporated

Dallas, Texas

We have examined:

•

whether the design of Texas Instruments Incorporated’s (the “Company”) due diligence framework as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report for the reporting period from January 1, 2021 through December 31, 2021, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

•

whether the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2021 through December 31, 2021, is consistent, in all material respects, with the due diligence process that the Company undertook.

The Company’s management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the examination to obtain reasonable assurance about whether the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed is in accordance with the criteria, in all material respects. An examination involves performing procedures to obtain evidence about the Company’s due diligence framework and the description of the due diligence measures the Company performed. The nature, timing, and extent of the procedures selected depend on our judgment, including an assessment of the risks of material misstatement of the Company’s due diligence framework and its description of the due diligence measures the Company performed, whether due to fraud or error. We believe the evidence we obtained is sufficient and appropriate to provide a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;

•	The completeness of the Company’s description of the due diligence measures performed;

•	The suitability of the design or operating effectiveness of the Company’s due diligence process;

(Continued)

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the sections described below.

In our opinion,

•

the design of the Company’s due diligence framework for the reporting period from January 1, 2021 through December 31, 2021, as set forth in the section titled “Design of Due Diligence” of the Conflict Minerals Report is in conformity with the OECD Due Diligence Guidance, in all material respects and

•

the Company’s description of the due diligence measures it performed, as set forth in the section titled “Due Diligence Measures Taken” of the Conflict Minerals Report for the reporting period from January 1, 2021 through December 31, 2021, is consistent with the due diligence process that the Company undertook, in all material respects.

  Crowe LLP

Dallas, Texas

May 11, 2022